UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2023

HUMBL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	27-1296318
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 W. Broadway
Suite 1450
San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HMBL	OTC Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2023, HUMBL, Inc. (“HUMBL”) entered into a Master Consulting Agreement (the “Agreement”) and Promissory Note (“Note”) with BRU, LLC (“BRU”). Under the terms of the Agreement, BRU will provide information technology support to HUMBL for a three-year term. HUMBL has agreed to pay compensation in shares of HUMBL common stock and cash. The initial stock consideration is 389,000,000 shares of HUMBL’s common stock (the “Shares”) as compensation for past due invoices owed to BRU’s predecessor in interest with a 24-month price floor of $0.0030 so that additional shares of common stock will be issued to BRU if the aggregate value of the Shares is less than $0.0030 per share on the applicable measurement dates.

Additional shares of HUMBL common stock will be issued to BRU based on milestones to be mutually agreed to by HUMBL and BRU by August 11, 2023. HUMBL will issue 120,000,000 shares of its common stock (the “Additional Shares”) upon completion of the milestones that shall not be more than two years after execution of the Agreement. The value of the Additional Shares shall be equal to the number of Additional Shares multiplied by $0.0030 (the “Additional Share Value”). On each anniversary of the execution date (the “Anniversary Date”) until the milestones are met, but in no event more than two years from the execution date, the Additional Share Value shall equal the value of the Shares on the Anniversary Date, based on the closing price of HUMBL’s common stock on the Anniversary Date (the “Anniversary Value”) (as may be adjusted for any reverse split). To the extent the Anniversary Value is lower than the public market value of HUMBL’s common stock, HUMBL will issue additional Shares to BRU equal to the amount necessary for the total number of Shares and Additional Shares issued under the Agreement to equal the Anniversary Share Value that in no event will be less than $0.0030 per share, or, at HUMBL’s election, pay in cash the difference between the public market value of HUMBL’s common stock and the Anniversary Share Value.

HUMBL has agreed to make two cash payments to BRU: $100,000 within 10 days following the execution of the Agreement and $400,000 through a Note with an 18-month term that bears no interest unless there is an event of default. The $400,000 cash payments under the Note are due and payable as follows: $100,000 within 45 days after the execution date; (b) $200,000 on the date that is one year from the execution date; and (c) $100,000 on or before the maturity date. HUMBL will also pay BRU $41,666.67 a month for the term of the Agreement (subject to annual inflation adjustments) for ongoing technology development services provided by BRU.

The foregoing description of the Agreement and the Note does not purport to be complete and is qualified in its entirety by reference to the Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Consulting Agreement dated August 1, 2023 between HUMBL and BRU, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, HUMBL has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 4, 2023	HUMBL, Inc.

	By:	/s/ Brian Foote
Brian Foote
President and CEO